Exhibit 10.143

Purchase and Sale Agreement, dated as of March 20, 2012, by and between BRE/Pearlridge Member LLC and GRT Pearlridge, LLC.

PURCHASE AND SALE AGREEMENT
This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the 20th day of March, 2012 (the “Execution Date”) by and between BRE/Pearlridge Member LLC, a Delaware limited liability company (“Seller”) and GRT Pearlridge, LLC, a Delaware limited liability company (“Purchaser”).

BACKGROUND
WHEREAS, Seller and Purchaser are members of BRE/Pearlridge Holdings LLC, a Delaware limited liability company (the “Company”) pursuant to the terms of that certain Amended and Restated Limited Liability Company Agreement of the Company dated as of August 30, 2010 (the “LLC Agreement”), between Seller and Purchaser.
WHEREAS, the Company is the sole member of BRE/Pearlridge Sub 1 LLC, which is the sole member of BRE/Pearlridge Sub 2 LLC, which is the sole member of BRE/Pearlridge LLC (the “Property Owner”).
WHEREAS the Property Owner is the owner and ground lessee of certain lands, buildings and improvements commonly known as the Pearlridge Shopping Center in Honolulu, Hawaii (the “Property”), and the Property is currently encumbered by a loan made pursuant to that certain Loan Agreement dated November 1, 2010 (the “Mortgage Loan”) by and between the Property Owner, as borrower, and Morgan Stanley Mortgage Capital Holdings LLC, as lender (the “Lender”).
WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller’s limited liability company interests (the “Interests”) in the Company, on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
SALE, PURCHASE PRICE, CLOSING

1.1        Sale of Interests.

(a)    On the Closing Date, pursuant to the terms and subject to the conditions set forth in this Agreement, Seller shall sell and transfer to Purchaser and Purchaser shall purchase and accept from Seller, the Interests.

(b)    The transfer of the Interests shall include the transfer of all Interest-Related Rights and accordingly, whether or not specifically stated in this Agreement, all references herein to the Interests shall be deemed to be references to the Interests and the Interest-Related Rights, taken as a whole. For purposes of this Agreement, “Interest-Related Rights” shall mean all of Seller’s right, title and interest in, to and under the Company and the LLC Agreement including, without limitation, all of Seller’s right, title and interest in, to and under all (i) distributions of profits and income of the Company, (ii) capital distributions from the Company, (iii) distributions of cash flow by the Company, (iv) property of the Company to which Seller now or in the future may be entitled, (v) other claims which Seller now has or may in the future acquire against the Company and its property, (vi) proceeds of any liquidation upon the dissolution of the Company and winding up of its affairs, (vii) other rights of Seller to receive any distributions or other payments of any kind whatsoever from or in respect of the Company or in any way derived from the Properties or from the ownership or operation thereof, whether any of the above distributions consist of money or property, and (viii) all other rights, benefits and obligations of Seller as a member in the Company including, without limitation, rights to reports and accounting information; provided, however that the Interest-Related Rights shall not include the proceeds of the sale of the Interests contemplated hereby. Upon the sale of the Interests pursuant to this Agreement, all agreements between Seller or any of its affiliates and the Company or the Property Owner shall terminate and neither Seller, its affiliates, the Company nor the Property Owner shall have any further rights under any of such agreements.
1.2        Purchase Price. The purchase price for the Interests is $149,400,000 (the “Purchase Price”). The Purchase Price, less the Deposit, shall be paid by Purchaser to Seller in cash at Closing, by wire transfer of immediately available funds to an account specified in writing by Seller. The Purchase Price shall not be subject to any prorations or adjustments. The parties agree that the Company shall not make any distributions to Purchaser or Seller between the date hereof and the Closing. All cash held by the Company at Closing shall be retained by Purchaser.
1.3    Deposit.
(a)    On or prior to March 30, 2012 (the “Deposit Date”), Purchaser shall deposit in escrow with Fidelity National Title Insurance Company (the “Escrow Agent”) a cash down payment in immediately available funds in an aggregate amount equal to $14,940,000 (together with all accrued interest thereon, the “Initial Deposit”) pursuant to the terms of this Agreement. The Deposit upon delivery by Purchaser to Escrow Agent will be deposited by Escrow Agent in an interest-bearing account acceptable to Purchaser and Seller and shall be held in escrow in accordance with the provisions of Section 7.17 (the “Escrow Instructions”). All interest earned on the Deposit while held by Escrow Agent shall be paid to the party to whom the Deposit is paid, except that if the Closing occurs, Purchaser shall receive a credit for such interest in accordance with Section 1.4. If the Closing has not occurred within 45 days of the Deposit Date, Glimcher shall deposit in escrow with the Escrow Agent an additional cash down payment in immediately available funds equal to $5,000,000 pursuant to the Escrow Instructions (together with all accrued interest thereon, the “First Additional Deposit”). If the Closing has not occurred within 90 days of the Deposit Date, Glimcher shall deposit an additional cash down payment in immediately available funds equal to $5,000,000 pursuant to the Escrow Instructions (together with all accrued interests thereon, the “Second Additional Deposit”; together with the First Additional Deposit and the Initial Deposit, collectively, the “Deposit”).
(b)    The Deposit shall be non-refundable, except as expressly provided in Article VI hereto.

1.4        Closing.
(a)    The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place on the date that is five (5) Business Days after the satisfaction (or waiver as applicable) of each of the conditions precedent set forth in Article III hereto (the “Sale Conditions”). If the Sale Conditions have not been satisfied (or waived) by June 29, 2012 (the “Scheduled Closing Date”), either party shall have the right to adjourn the Scheduled Closing Date to as late as August 31, 2012 (the “Outside Closing Date”), provided that such adjournment will result in an increase in the Purchase Price equal to $30,833 for each day that the Closing is delayed beyond the Scheduled Closing Date.
(b)    The Closing shall be held at 10:00 A.M. at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, or at such other location agreed upon by the parties hereto, or in escrow with all documents and funds delivered to the Escrow Agent.
(c)    For the avoidance of doubt the parties acknowledge and agree that nothing herein shall be construed as an election by the parties to dissolve the Company upon the acquisition of the Interests by Purchaser or its permitted designee, but instead the intent is that the Company shall continue in existence.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1        Seller Representations and Warranties.
Seller hereby represents and warrants to Purchaser, as follows:
(a)    Capacity; Authority; Validity. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary limited liability company power and authority to enter into this Agreement, to perform the obligations to be performed by Seller hereunder and to consummate the transactions contemplated hereby. This Agreement, the sale of the Interests and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).
(b)    Restrictions. Neither the execution, delivery or performance of this Agreement by Seller nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of any term or provision of, or constitute a default or violation under or accelerate performance under (i) the organizational or governing documents of Seller or (ii) any material agreement, contract or instrument to which Seller is a party.
(c)    Consents, Filings, etc. Other than (i) any consent or approval from Purchaser which may be required under the terms of the LLC Agreement, which consent is deemed granted by Purchaser’s execution of this Agreement, (ii) the Guarantor Release and the Ground Lessor Consent and (iii) such consents and approvals as have been made or obtained, the execution and delivery of this Agreement and the performance and consummation of the transactions contemplated hereby will not require any filing, consent or approval under Seller’s organizational or governing documents, or any other material contract, agreement or instrument to which Seller is a party.

(d)    Title to Interests. The Interests are, and as of the Closing will be, wholly-owned legally and beneficially by Seller, free and clear of all liens, encumbrances, pledges, security interests and charges of any kind. Other than any rights or options granted to Purchaser pursuant to the LLC Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase, dispose of or encumber all or any portion of the Interests.
(e)    No Lawsuits.    There is no lawsuit, proceeding or investigation pending or, to the knowledge of Seller, threatened, against Seller that would prevent or delay consummation of the transactions contemplated hereby or would materially and adversely affect Seller’s title to the Interests.
(f)    Anti Corruption. The execution and delivery of this Agreement by Seller and its performance and compliance with the terms of this Agreement will not violate the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2012, or, where applicable, the legislation enacted by member states and signatories implementing the OECD Convention Combating Bribery of Foreign Officials (collectively, “Anti-Corruption Laws”) or any other law, regulation, administrative decree or order to which it is subject.
2.2        Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller, as follows:
(a)    Capacity; Authority; Validity. Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all necessary limited liability company power and authority to enter into this Agreement, to perform the obligations to be performed by Purchaser hereunder and to consummate the transactions contemplated hereby. This Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).
(b)    Restrictions. Neither the execution, delivery or performance of this Agreement by Purchaser nor the consummation of the transactions contemplated hereby will conflict with or result in a material breach of any term or provision of, or constitute a default or violation under or accelerate performance under (i) the organizational or governing documents of Purchaser, or (ii) any material contract, agreement or instrument to which Purchaser is a party.
(c)    Consents, Filings, etc. Other than (i) any consent or approval from Seller required under the terms of the LLC Agreement, which consent is deemed granted by Seller’s execution of this Agreement, (ii) the Guarantor Release and the Ground Lessor Consent and (iii) such consents and approvals as have been made or obtained, the execution and delivery of this Agreement and the performance and consummation of the transactions contemplated hereby will not require any filing, consent or approval under Purchaser’s organizational or governing documents, or any other material contract, agreement or instrument to which Purchaser is a party.
(d)    No Lawsuits.    There is no lawsuit, proceeding or investigation pending or, to the knowledge of Purchaser, threatened, against Purchaser that would prevent or delay consummation of the transactions contemplated hereby.

(e)    Accredited Investor. Purchaser is an “accredited investor” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or has such knowledge and experience in financial matters as to be capable of evaluating the risks and merits of any investment in the Interests. Purchaser is acquiring the Interests for its own account for investment and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of the Securities Act. Purchaser understands that resale of the Interests is subject to significant restrictions in the LLC Agreement and compliance with all applicable securities laws.
(f)    Anti Corruption. The execution and delivery of this Agreement by Purchaser and its performance and compliance with the terms of this Agreement will not violate any Anti-Corruption Laws or any other law, regulation, administrative decree or order to which it is subject.

ARTICLE III
CONDITIONS PRECEDENT TO CLOSING
3.1        Conditions Precedent to Seller’s Obligations. The obligation of Seller to consummate the transfer of the Interests to Purchaser on the date of Closing (the “Closing Date”) is subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:
(a)    Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.
(b)    Purchaser shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Purchaser on or before the Closing and which is not otherwise specifically referred to as a condition to closing in this Section 3.1.
(c)    No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Interests or the consummation of the transactions contemplated hereby.
(d)    No action, suit or other proceeding shall be pending which shall have been brought by any person or entity (other than the parties hereto and their affiliates) (i) to restrain, prohibit or change in any material respect the purchase and sale of the Interests or the consummation of the transactions contemplated hereby or (ii) seeking material damages with respect to such purchase and sale or any other transaction contemplated hereby.
(e)    Seller shall have received all of the documents required to be delivered by Purchaser under Section 4.1.
(f)    Seller shall have received the Purchase Price in accordance with Section 1.2 and all other amounts due to Seller hereunder.
(g)    Seller shall have received evidence from the Lender that the Guarantor Release has been obtained.

(h)    Seller shall have received evidence that the Ground Lessor Consent has been obtained.
(i)    Seller shall have received evidence from the Lender that the requirements for a Permitted Equity Transfer (as such term is defined in the Mortgage Loan) have been satisfied.
3.2        Conditions Precedent to Purchaser’s Obligations. The obligation of Purchaser to purchase the Interests on the Closing Date is subject to the satisfaction (or waiver by Purchaser) as of the Closing of the following conditions:
(a)    Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of Closing Date.
(b)    Seller shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Seller on or before the Closing and which is not otherwise specifically referred to as a condition to closing in this Section 3.2.
(c)    No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Interests or the consummation of the transactions contemplated hereby.
(d)    No action, suit or other proceeding shall be pending which shall have been brought by any person or entity (other than the parties hereto and their affiliates) (i) to restrain, prohibit or change in any material respect the purchase and sale of the Interests or the consummation of the transactions contemplated hereby or (ii) seeking material damages with respect to such purchase and sale or any other transaction contemplated hereby.
(e)    Purchaser shall have received all of the documents required to be delivered by Seller under Section 4.2.
(f)    Purchaser shall have received evidence from Lender that the Guarantor Release has been obtained.
(g)    Purchaser shall have received evidence that the Ground Lessor Consent has been obtained.
(h)    Purchaser shall have received evidence that the requirements for a Permitted Equity Transfer have been satisfied.

ARTICLE IV
CLOSING DELIVERIES

4.1        Purchaser Closing Deliveries. At the Closing, Purchaser shall deliver the following documents:
(a)    An assignment and assumption of Interests in substantially the form of Exhibit A (the “Interest Assignment”), duly executed by Purchaser;

(b)    Such other assignments, instruments of transfer, and other documents as Seller may reasonably require in order to complete the transactions contemplated hereunder and to evidence compliance by Purchaser with the covenants, agreements, representations and warranties made by it hereunder, in each case, duly executed by Purchaser;
(c)    A duly executed and sworn Secretary’s Certificate from Purchaser certifying that Purchaser has taken all necessary action to authorize the execution of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended;
(d)    An executed and acknowledged incumbency certificate from Purchaser certifying the authority of the officer(s) of Purchaser to execute the Interest Assignment and the other documents delivered by Purchaser to Seller at the Closing; and
(e)    With respect to the Mortgage Loan, such documents and instruments as the Lender and any applicable rating agencies shall reasonably require in connection with obtaining a Guarantor Release and effectuating a Permitted Equity Transfer.
4.2        Seller Closing Deliveries. At the Closing Seller shall deliver the following documents:
(a)    An Interest Assignment with respect to the Interests, duly executed by Seller;
(b)    Such other assignments, instruments of transfer, and other documents as Purchaser may reasonably require (or as may be required under applicable law) in order to complete the transactions contemplated hereunder and to evidence compliance by Seller with the covenants, agreements, representations and warranties made by it hereunder, in each case, duly executed by Seller;
(c)    A duly executed and sworn Secretary’s or Member’s Certificate from Seller certifying that Seller has taken all necessary action to authorize the execution of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended;
(d)    An executed and acknowledged incumbency certificate from Seller certifying to the authority of the officers or members of Seller to execute the Interest Assignment and the other documents delivered by Seller to Purchaser at the Closing;
(e)    With respect to the Mortgage Loan, such documents and instruments as the Lender and any applicable rating agencies shall reasonably require in connection with obtaining a Guarantor Release and effectuating a Permitted Equity Transfer; and
(f)    A duly executed FIRPTA affidavit from Seller certifying that Seller is not a foreign person under the Foreign Investment in Real Property Tax Act of 1980, as amended.

ARTICLE V
MORTGAGE LOAN; GROUND LEASE

5.1        Mortgage Loan; Guaranty Release.
(a)    The Mortgage Loan shall stay in place after Closing and Purchaser and Seller covenant and agree to comply with the Mortgage Loan’s requirements for a Permitted Equity Transfer. Seller and Purchaser shall execute and deliver such information and documents as is reasonably requested by Lender and any applicable rating agencies in connection with a Permitted Equity Transfer.
(b)    Seller and Purchaser shall each use commercially reasonable efforts to have the Guarantor (as such term is defined in the Mortgage Loan) released from any continuing obligations under its Guaranty (as such term is defined in the Mortgage Loan) with respect to matters arising after the date of Closing (the “Guarantor Release”). Seller and Purchaser shall execute and deliver such information and documents as is reasonably requested by Lender and any applicable rating agencies in connection with obtaining a Guarantor Release. In connection with obtaining a Guarantor Release, Purchaser shall provide Lender with an acceptable replacement guarantor as required in the Mortgage Loan.
5.2    Ground Lease Consent.
(a)    Seller and Purchaser shall each use commercially reasonable efforts and will cooperate and work in good faith to obtain the consent of the ground lessor under the ground lease encumbering the Property (the “Ground Lessor”) to the sale of Interests to Purchaser or the acknowledgment of the Ground Lessor that such sale of Interests to Purchaser does not require the consent of the Ground Lessor (the “Ground Lessor Consent”), as contemplated by this Agreement. Seller and Purchaser shall execute and deliver such information and documents as is reasonably requested by the Ground Lessor in connection with obtaining the Ground Lessor Consent, including without limitation, delivery of a notice letter to Ground Lessor containing (i) the proposed effective date of the sale of Interests, (ii) the material terms of the proposed sale of Interests and the consideration therefor, (iii) the name and address of Purchaser and a copy of an executed version of this Agreement and (iv) current financial statements of Purchaser certified by an independent certified public accountant for the fiscal year most recently ended, and business credit, personal references and business history of Purchaser.

ARTICLE VI
TERMINATION; DEFAULT

6.1        Purchaser Default; Termination by Seller.
(a)    This Agreement may be terminated by Seller in its entirety (subject to the provisions of Section 7.2) on or prior to the Outside Closing Date by providing written notice of such termination to Purchaser if (i) any of the conditions precedent to Seller’s obligations set forth in Section 3.1 have not been satisfied or waived by Seller as of the Scheduled Closing Date or the Outside Closing Date if the Scheduled Closing Date has been extended pursuant to Section 1.4 (provided there has been no material breach or default by Seller under this Agreement) or (ii) there is a material breach or default by Purchaser in the performance of its obligation under this Agreement.

(b)    In the event this Agreement is terminated pursuant to Section 6.1(a), (i) this Agreement shall be null and void and of no further force or effect except for the provisions of this Agreement that expressly survive such termination and neither party shall have any rights or obligations against or to the other except for those provisions hereof which by their terms expressly survive the termination of this Agreement, (ii) Purchaser’s right to purchase the Interests shall be null and void, Purchaser’s right of first offer under the LLC Agreement shall be waived pursuant to Section 7.2 hereof and Seller may proceed with a sale of the Interests or the Property without any further obligation with respect to Purchaser, except that the sale of the Property or the Interests shall be for not less than $333,000,000 (as the same may be adjusted proportionately with respect to a sale of the Interests) (as applicable, the “Minimum Sales Price”) and (iii) so long as this Agreement was not terminated pursuant to Section 6.1(a) as a result of a material breach or default by Purchaser in the performance of its obligations under this Agreement (the parties agreeing that a failure of the conditions under Sections 3.1(c) and (d) shall not be deemed to be a material breach or default by Purchaser unless such failure resulted from the willful misconduct or actions of the Purchaser or a breach by Purchaser under this Agreement resulting in the failure of such conditions), the Deposit shall be returned to Purchaser.

(c)    In the event Seller terminates this Agreement pursuant to Section 6.1(a) as a result of a material breach or default by Purchaser in the performance of its obligations under this Agreement, then the Deposit together with any interest accrued thereon shall be delivered to Seller as liquidated damages and its sole and exclusive remedy under this Agreement and Seller shall thereafter be free, at any time and from time to time, to cause the sale of the Interests or the Property, in an arms-length transaction with a third party unaffiliated with Seller at a price of not less than the Minimum Sales Price. Seller agrees to, and does hereby, waive all other remedies against Purchaser under this Agreement which Seller might otherwise have at law or in equity by reason of such default by Purchaser.
6.2    Seller Default; Termination by Purchaser.
(a)    This Agreement may be terminated by Purchaser in its entirety on or prior to the Outside Closing Date by providing written notice of such termination to Seller if (i) any of the conditions precedent to Purchaser’s obligations set forth in Section 3.2 have not been satisfied or waived by Purchaser as of the Scheduled Closing Date or the Outside Closing Date if the Scheduled Closing Date has been extended pursuant to Section 1.4 (provided there has been no material breach or default by Purchaser under this Agreement) in which event the Deposit together with any interest accrued thereon shall be returned to Purchaser or (ii) there is a material breach or default by Seller in the performance of its obligations under this Agreement in which event the Deposit together with any interest accrued thereon shall be returned to Purchaser (the parties agreeing that a failure of the conditions under Sections 3.2(c) and (d) shall not be deemed to be a material breach or default by Seller unless such failure resulted from the willful misconduct or actions of the Seller or a breach by Seller under this Agreement resulting in the failure of such conditions). In lieu of terminating this Agreement and receiving the return of the Deposit, in the event of a material breach or default by Seller in the performance of its obligations hereunder, Purchaser may, as its sole and exclusive remedy seek to specifically enforce the terms and conditions of this Agreement. Purchaser agrees to, and does hereby, waive all other remedies against Seller under this Agreement which Purchaser might otherwise have at law or in equity by reason of such default by Seller.
6.3    Termination of Rights.
(a)    Upon the termination of this Agreement pursuant to Article VI, Seller and Purchaser shall have no further obligations under this Agreement, except those obligations which expressly survive such termination, but such termination shall have no affect on the rights or obligations of Seller or Purchaser under the LLC Agreement except as otherwise provided in this Agreement.

ARTICLE VII
MISCELLANEOUS

7.1        Transaction Costs.
Except as otherwise expressly provided in this Agreement, each of Seller and Purchaser will pay its own costs and expenses (including attorneys’ fees) in connection with this Agreement and the transactions contemplated hereby. Seller and Purchaser shall pay all transfer and conveyance taxes (if applicable) payable in connection with the Closing and the costs of the Escrow Agent pro rata in accordance with their Capital Sharing Ratios. Purchaser shall pay all costs associated with complying with the Mortgage Loan’s Permitted Equity Transfer requirements, including the cost of providing an updated non-consolidation opinion. Seller shall be responsible for the payment to the Ground Lessor of any assignment premiums, assuming such assignment premium is calculated on a transfer of an 80% Interest in the Company. Purchaser shall be responsible for the payment of any assignment premium calculated in excess of an 80% Interest in the Company. The allocation of the Purchase Price relating to the ground leased portion of the Property and the methodology for calculating such allocation is set forth on Schedule 1 attached hereto.
7.2    ROFO Waiver.
Upon entering into this Agreement, Purchaser hereby waives its right of first offer under Sections 3.3 and Section 4.11 of the LLC Agreement. Notwithstanding anything to the contrary contained herein, if the Agreement is terminated or the transaction contemplated hereby does not occur by the Outside Closing Date (other than as a result of a material default by Seller under Section 6.2 of this Agreement), or if Purchaser fails to put forth the Deposit as required under Section 1.3, Purchaser shall have no right of first offer on any future sale of Seller’s Interests in the Company or the Property, and such rights shall be deemed extinguished and thereafter shall be null and void, and Seller may proceed with a sale of the Interests or the Property without any further obligations with respect to Purchaser’s right of first offer, provided that the Property shall be sold for no less than the Minimum Sales Price, and Purchaser shall cooperate and work in good faith with respect to Seller’s efforts to sell the Interests or the Property. To the extent Blackstone elects to sell the Property (or 100% of the interests therein) or its Interests for less than the Minimum Sales Price, Glimcher’s right of first offer under Section 3.3 and Section 4.11 of the LLC Agreement, as applicable, shall apply; provided, however, that Glimcher shall have 10 days to respond to an Interest ROFO Notice or Asset ROFO Notice, as applicable. In such an event, and notwithstanding anything to the contrary in this Agreement, if Glimcher delivers an Interest ROFO Rejection Notice or Asset ROFO Election Notice, as applicable (or is deemed to have delivered an Interest ROFO Rejection Notice or Asset ROFO Rejection Notice, as applicable), pursuant to the terms of the LLC Agreement, Blackstone shall have right to sell the Property (or 100% of the interests therein) or its Interests for not less than 95% of the Interest ROFO Purchase Price or Asset ROFO Purchase Price, as applicable, with the closing on such a sale to occur within 270 days of the expiration of the Interest ROFO Response Period or Asset ROFO Response Period, as applicable. The provisions of this Section 7.2 shall survive any termination of this Agreement.
7.3        Tax Matters. Blackstone and Glimcher agree to use the closing of the books method for federal income tax purposes. The tax return of the Company for the year in which the Closing occurs will be prepared according to the LLC Agreement and past practices.
7.4        Assignment.
Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any party without the prior written consent of the other party hereto; provided, however, no such consent shall be required in the event of an assignment by Purchaser prior to the Closing Date of its rights or obligations hereunder to an entity which is majority owned and controlled by, or under common control with, Glimcher Realty Trust.

7.5        Entire Agreement.
This Agreement supersedes any other agreement, whether written or oral, which may have been made or entered into by the parties hereto relating to the matters contemplated hereby, and, together with the Interest Assignment, constitutes the entire agreement of the parties. Except as expressly set forth in this Agreement and the Interest Assignment, no party hereto is making any representations or warranties, express or implied, as to such party, the Company or the Interests.
7.6        Amendments and Waivers.
This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance.
7.7        Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
7.8        Successors and Assigns.
This Agreement shall be binding upon, inure to the benefit of, and may be enforced by, each of the parties to this Agreement and its successors and permitted assigns.
7.9        Governing Law.
This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York.
7.10    Submission to Jurisdiction.
Purchaser and Seller irrevocably submit to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Purchaser and Seller further agree that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Purchaser and Seller irrevocably and unconditionally waive trial by jury and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
7.11    Cooperation and Further Assurances.
Seller and Purchaser agree to execute any further instruments or perform any acts which are or may become reasonably necessary to carry out the intent of this Agreement.

7.12    Severability.
Each provision of this Agreement shall be considered separable, and if, for any reason, any provision or provisions hereof are determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.
7.13    Headings.
Section titles are for convenience of reference only and shall not control or alter the meaning of this Agreement set forth in the text.
7.14    No Consequential Damages.
Neither Purchaser nor Seller shall be liable to the other for consequential or punitive, special, indirect or incidental losses or special damages in connection with this Agreement.
7.15    Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and shall be (a) personally delivered, (b) delivered by express mail, Federal Express or other comparable overnight courier service, or (c) faxed (and confirmed by telephone), as follows:
To Purchaser:

GRT Pearlridge, LLC
180 East Broad Street
Columbus, Ohio 43215
Attention: George Schmidt
Facsimile: 614-621-8863

with copies thereof to:

Squire Sanders (US) LLP
2000 Huntington Center
41 South High Street
Columbus, Ohio 43215
Attention:    Steven F. Mount, Esq.
Facsimile:    614-365-2499

To Seller:

BRE/Pearlridge Member LLC
c/o The Blackstone Group
345 Park Avenue, 42nd Floor
New York, New York 10154
Attention:    Gary M. Sumers
Facsimile:    212-583-5726

with copies thereof to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:    Sasan Mehrara, Esq.
Facsimile:     212-455-2502

To Escrow Agent:

Fidelity National Title Insurance Company
1 Park Avenue, Suite 1402
New York, New York 10016
Attention:    Kenneth C. Cohen
Facsimile:     646-942-0733

All notices (A) shall be deemed to have been given on the date that the same shall have been received in accordance with the provisions of this Section and (B) may be given either by a party or by such party’s attorneys. Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of 10 days’ prior written notice thereof to the other parties.
7.16    Defined Terms.
Capitalized terms which are used but not defined in this Agreement shall have the meanings assigned to such terms in the LLC Agreement.
7.17    Escrow Provisions.
(a)    The Escrow Agent shall hold the Deposit in escrow in an interest bearing bank account at JPMorgan Chase Bank (the “Escrow Account”).
(b)    The Escrow Agent shall hold the Deposit in escrow in the Escrow Account until the Closing or sooner termination of this Agreement and shall hold or apply such proceeds in accordance with the terms of this Section 7.17(b). Seller and Purchaser understand that no interest is earned on the Deposit during the time it takes to transfer into and out of the Escrow Account. At the Closing, the Deposit shall be paid by the Escrow Agent to, or at the direction of, Seller. If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of such amount, the Escrow Agent shall, within 24 hours give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection within five (5) Business Days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such five (5) Business Day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold such amount until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. However, the Escrow Agent shall have the right at any time to deposit the Deposit with the clerk of the court of New York County. The Escrow Agent shall give written notice of such deposit to Seller and Buyer. Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

(c)    The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part, other than for its gross negligence or willful misconduct. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including attorneys’ fees and disbursements, incurred in connection with the performance of the Escrow Agent’s duties hereunder.
(d)    The Escrow Agent is not responsible for levies by taxing authorities based upon the taxpayer identification number used to establish the Escrow Account.
(e)    The Escrow Agent has no liability in the event of the failure, insolvency, or inability of the depositary to pay the Deposit upon demand for withdrawal.
(f)    The Escrow Agent has acknowledged its agreement to these provisions by signing this Agreement in the place indicated following the signatures of Seller and Buyer.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

SELLER:

BRE/PEARLRIDGE MEMBER LLC,
a Delaware limited liability company

By:    /s/ Nadeem Meghji
Name:    Nadeem Meghji
Title:    Vice President

PURCHASER:

GRT PEARLRIDGE LLC,
a Delaware limited liability company

By:	Glimcher Properties Limited Partnership, a Delaware limited partnership, its sole member

By:	Glimcher Properties Corporation, a Delaware corporation, its sole general partner

By:    /s/ George A. Schmidt
Name:    George A. Schmidt
Title:    Executive Vice President of Development,
General Counsel and Secretary

JOINDER BY ESCROW AGENT

Fidelity National Title Insurance Company, referred to in this Agreement as the “Escrow Agent” hereby acknowledges that is received this Agreement executed by Seller and Purchaser as of the 20th day of March, 2012, and accepts the obligations of the Escrow Agent as set forth herein. The Escrow Agent hereby agrees to hold and distribute the Deposit in accordance with the terms of this Agreement.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:    /s/ Kenneth C. Cohen
Name:    Kenneth C. Cohen
Title:    Senior Vice President

Exhibit A
Form of Assignment and Assumption of Interests
[see attached]

ASSIGNMENT OF MEMBERSHIP INTERESTS

THIS ASSIGNMENT OF MEMBERSHIP INTERESTS (this “Assignment”), dated as of ______ __, 2012 , is entered into between GRT Pearlridge, LLC, a Delaware limited liability company (“Glimcher Member”) and BRE/Pearlridge Member LLC, a Delaware limited liability company (“Blackstone Member”).
WITNESSETH:
WHEREAS, BRE/Pearlridge Holdings LLC, a Delaware limited liability company (the “Company”), was formed pursuant to the terms and provisions of a Limited Liability Company Agreement, dated as of July 20, 2010, as subsequently amended by that certain Amended and Restated Limited Liability Company Operating Agreement between Glimcher Member and Blackstone Member, dated as of August 30, 2010 (as amended, modified or supplemented, the “Agreement”; capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement), and in accordance with the Certificate of Formation and the statutes and laws of the State of Delaware relating to limited liability companies, including the Delaware Limited Liability Company Act;
WHEREAS, immediately prior to the effectiveness of this Assignment, Blackstone Member (“Assignor”) was the owner of 80% of the membership interests in the Company (the “Ownership Interest”);
WHEREAS, Assignor desires to (i) assign, transfer and convey all of Assignor’s right, title and interest in and to the Ownership Interest to Glimcher Member (“Assignee”) and (ii) withdraw from the Company as a member of the Company; and
WHEREAS, Assignee desires to acquire the Ownership Interest;
NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreement contained herein, and for other good and valuable consideration, do hereby agree as follows:

1.
Assignment. For value received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Assignment by the parties hereto, Assignor does hereby assign, transfer and convey the Ownership Interest to Assignee, free and clear of all liens, claims, encumbrances, options and rights of any kind.

2.
Withdrawal. Immediately following the assignment described in paragraph 1 of this Assignment, Assignor shall and does hereby withdraw from the Company as a member of the Company, and shall thereupon cease to be a member of the Company, and shall thereupon cease to have or exercise any right or power as a member of the Company.

3.
Continuation of the Company. The assignment of the Ownership Interest and the withdrawal of Assignor as a member of the Company shall not dissolve the Company and the business of the Company shall continue.

4.	Consideration. Assignee has paid good and valuable consideration to Assignor for the Ownership Interest.

5.	Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.
Execution in Counterparts. This Assignment may be (a) executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument and (b) by telecopy or other facsimile signature (which shall be deemed an original for all purposes).

7.	Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware.

8.
Representations and Warranties. Assignor and Assignee each represents and warrants that (i) it has all requisite power and authority to enter into and perform this Assignment, (ii) the execution, delivery and performance of this Assignment has been duly authorized, (iii) this Assignment is a legal, valid and binding agreement, enforceable according to its terms (subject to bankruptcy and similar laws), (iv) no consent of any third party (which has not already been obtained) is required to execute, deliver or perform this Assignment, and (v) the execution and delivery of this Assignment will not conflict with Assignor’s or Assignee’s respective organizational documents or any law or contract.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first-above written.

GLIMCHER MEMBER:

GRT Pearlridge LLC,
a Delaware limited liability company

By:
Name:
Title:

BLACKSTONE MEMBER:

BRE/Pearlridge Member LLC,
a Delaware limited liability company

By:
Name:
Title:

SCHEDULE I
Allocated Purchase Price for Ground Leased Portion of the Property

Total Purchase Price	$351,000,000
Percentage allocated to Leasehold Interest	81.43%
Leasehold Purchase Price	$285,802,308.49
As adjusted pursuant to terms of the Ground Lease (i.e. capital expenditures and other transaction costs) as reasonably determined by Seller and Purchaser (the “Adjusted Leasehold Purchase Price”)	[TBD]
Adjusted Leasehold Purchase Price	[$_____________]
Blackstone’s Interest in the Adjusted Leasehold Purchase Price	80%
Total	[$____________]